UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2009

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                              Appointment of Certain Officers.

On March 16, 2009, James H. Woodward, Jr. joined Accuride Corporation (the “Company”) in the position of interim Senior Vice President and Chief Financial Officer (“CFO”).

Mr. Woodward, age 56, has more than thirty (30) years experience in corporate finance and currently serves as an Independent Director on the board of directors of Altra Holdings, Inc.  From January 2007 through February 2008, Mr. Woodward served as the Executive Vice President, Chief Financial Officer and Treasurer of Joy Global, Inc.  Prior to joining Joy Global, Inc., Mr. Woodward worked as the Executive Vice President and Chief Financial Officer for JLG Industries, Inc. from 2002 to 2006 and served as Senior Vice President and Chief Financial Officer from 2000 to 2002.  Mr. Woodward served eighteen years at Dana Corporation, from 1982 through 2000, working in a variety of management positions in the finance department, including Vice President and Corporate Controller from 1997 to 2000.  He also previously worked in finance and auditing positions with Household International, Inc. and Touche Ross & Company from 1978 to 1982 and 1975 to 1978, respectively.  Mr. Woodward received his Bachelor’s Degree in Accounting from Michigan State University and completed Dana management programs through Bowling Green University, Dana University, and the University of Michigan.

Item 7.01                                 Regulation FD Disclosure.

A copy of a press release by Accuride, dated March 16, 2009, announcing Mr. Woodward’s joining the Company as interim Senior Vice President and CFO is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release of Accuride Corporation, dated March 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	March 18, 2009	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Accuride Corporation, dated March 16, 2009.